Exhibit 99.1

FOR IMMEDIATE RELEASE

FOR FURTHER INFORMATION:

Andrea K. Tarbox                                                                                               Wednesday, February 8, 2017

Executive Vice President and Chief Financial Officer

847.239.8812

KAPSTONE REPORTS

FOURTH QUARTER AND FULL YEAR RESULTS

NORTHBROOK, IL — February 8, 2017 — KapStone Paper and Packaging Corporation (NYSE:KS) today reported preliminary results for the fourth quarter and year ended December 31, 2016.

As compared to 2015’s fourth quarter, results for 2016’s fourth quarter:

•                  Net sales of $777 million, up $13 million, or 2 percent

•                  Net income of $18 million, up $7 million, or 55 percent

•                  Diluted EPS of $0.19, up $0.07 per share, or 58 percent

Non U.S. GAAP financial measures for 2016’s fourth quarter as compared to 2015’s fourth quarter:

•                  Adjusted EBITDA of $92 million, up $10 million, or 13 percent

•                  Adjusted net income of $23 million, up $7 million, or 43 percent

•                  Adjusted diluted EPS of $0.24, up $0.07 per share, or 41 percent

As compared to the year ended December 31, 2015, results for the year ended December 31, 2016:

•                  Net sales of $3,077 million, up $288 million, or 10 percent

•                  Net income of $86 million, down $20 million, or 19 percent

•                  Diluted EPS of $0.88 down, $0.21 per share, or 19 percent

Non U.S. GAAP financial measures for the year ended December 31, 2016 as compared to 2015’s year:

•                  Adjusted EBITDA of $384 million, down $20 million, or 5 percent

•                  Adjusted net income of $107 million, down $30 million, or 22 percent

•                  Adjusted diluted EPS of $1.10, down $0.31 per share, or 22 percent

Matthew Kaplan, President and Chief Executive Officer, stated, “During 2016, we made substantial progress in our initiatives to improve productivity and reduce costs.  These efforts helped to mitigate the negative impact of eroding pricing and a less favorable product mix.

“We’ve made good progress towards our goal to increase integration.  We achieved our goals at Victory while making several investments / acquisitions, the most recent being the purchase of Associated Packaging, Inc. on February 1, 2017, that will further increase integration levels.

“Operating cash flow continues to be strong as we generated $282 million during 2016, up $20 million compared to 2015.”

Randy Nebel, recently appointed Executive Vice President of KapStone’s Integrated Packaging System, stated,  “2016 operating performance reflected a record production year for the Company’s Longview and Roanoke Rapids mills, while progress continues on improving reliability and quality at our other mills. In addition, with the recent capital investments made at corrugated products plants, we expect that efficiency will be improved in 2017. In addition, in the fourth quarter we implemented a $40 per ton containerboard price increase and began raising prices for corrugated products.  Also, demand was stronger in a quarter when we normally see lower volumes.  Our results were negatively impacted by the impact of Hurricane Matthew which reduced pre-tax earnings by about $6 million.”

Fourth Quarter Operating Highlights

Consolidated net sales of $777 million in the fourth quarter of 2016 were $13 million higher than 2015, reflecting  higher volumes in the paper and packaging segment as 724,000 tons of paper were shipped during the fourth quarter of 2016 compared to 658,000 tons a year earlier. The Company’s average mill selling price of $617 per ton in the fourth quarter of 2016 was lower by $29 per ton compared to the fourth quarter of 2015 due to the combined impact of lower export and domestic containerboard selling prices and lower export kraft paper prices.  Average mill selling prices decreased $9 per ton from the third quarter of 2016, reflecting seasonal mix, partially offset by the impact from the October $40 per ton containerboard price increase. Distribution segment sales declined by $5 million due to lower volume and prices when compared to the fourth quarter of 2015.

Operating income of $38 million for the 2016 fourth quarter increased by $9 million, or 30 percent, compared to the 2015 fourth quarter. Financial performance in the current quarter improved mainly due to higher sales volumes, lower planned maintenance costs, lower compensation and benefit costs and a reduction in the fair value of the contingent consideration for the Victory Packaging acquisition. These factors were partially offset by lower selling prices, the impact of Hurricane Matthew and a non-cash charge for withdrawing from a multiemployer pension plan.

Interest expense was $10 million for the fourth quarter of 2016, up $1 million from a year ago, as a result of higher interest rates. At December 31, 2016, the average interest rate on our debt was 2.1 percent compared to 2.0 percent at the end of 2015.

The effective income tax rate for the fourth quarter of 2016 was 32.6 percent compared to 34.6 percent for the fourth quarter of 2015.

Full Year Operating Highlights

Consolidated net sales for the year ended December 31, 2016, were $3,077 million, an increase of 10 percent, compared to 2015 sales of $2,789 million.  The increase was due to twelve months of Victory Packaging results in 2016 compared to seven months in 2015, partially offset by lower selling prices and a less favorable product mix.

Operating income of $171 million for the year ended December 31, 2016 was lower than 2015’s $199 million by 14%.  The decrease was due to lower selling prices, a less favorable product mix, higher depreciation charges, the impact of Hurricane Matthew and a non-cash charge for withdrawing from a multiemployer pension plan. These factors were partially offset by twelve months of operating results for Victory Packaging and related synergies with KapStone’s mill and plant system, the cost associated with the 2015 Longview mill work stoppage, lower incentive compensation due to lower earnings and lower benefit costs.

Interest expense for the year ended December 31, 2016 was $40 million, up $6 million from a year ago, mainly due to the full-year effect of borrowings relating to the Victory Packaging acquisition. Also, interest rates were higher in 2016 compared to 2015. The average interest rate was about 2.1 percent for 2016 compared to 1.9 percent for 2015.  Loss on debt extinguishment totaled $0.7 million in 2016 compared to $1.2 million in 2015, reflecting lower voluntary debt prepayments in 2016.

The effective income tax rate for the year ended December 31, 2016 was 32.7 percent compared to 34.2 percent for 2015.

Cash Flow and Working Capital

Cash and cash equivalents increased by $20 million during the current quarter to $29 million at December 31, 2016. The Company generated $70 million of net cash from operating activities during the fourth quarter of 2016. Capital expenditures in the fourth quarter were $28 million. The Company paid $10 million of dividends and reduced borrowings by $11 million in the fourth quarter of 2016.

Cash and cash equivalents increased by $23 million during 2016 compared to December 31, 2015, reflecting cash provided by operating activities of $282 million, cash used for capital expenditures of $127 million and $27 million of strategic investments mainly to increase mill integration. Cash used by financing activities totaled $108 million reflecting $39 million of cash dividends paid to shareholders and a $65 million debt prepayment.

At December 31, 2016, the Company had approximately $428 million of working capital and $483 million of revolver borrowing capacity.

Conclusion

In summary, Kaplan commented, “Our selling prices are increasing and we are generating more cash flow.   We have implemented the October containerboard price increase based on contractual agreements.  We anticipate improved performance in 2017.”

Conference Call

KapStone will host a conference call at 11 a.m. ET, Thursday, February 9, 2017, to discuss the Company’s financial results for the 2016 fourth quarter and full year. All interested parties are invited to listen and may do so by either accessing a simultaneous broadcast webcast on KapStone’s website, http://www.kapstonepaper.com, or for those unable to access the webcast, the following dial-in numbers are available:

Domestic:    888-608-7946
International:    484-747-6633
Participant Passcode:   52791124

A presentation to be viewed in conjunction with the call will also be available on our website, http://www.kapstonepaper.com, in the “Investors” section.

Replay of the webcast will be available for 30 days on the Company’s website following the call.

About the Company

Headquartered in Northbrook, IL, KapStone Paper and Packaging Corporation is the fifth largest producer of containerboard and corrugated packaging products and is the largest kraft paper producer in the United States. The Company has four paper mills, 24 converting plants and 60 distribution centers. The business has approximately 6,400 employees.

Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures, including “EBITDA”, “Adjusted EBITDA”, “Adjusted Net Income”, and “Adjusted Diluted EPS” to measure our operating performance. Management uses these measures to focus on the on-going operations, and believes it is useful to investors because they enable them to perform meaningful comparisons of past and present operating results. The Company believes that EBITDA and Adjusted EBITDA provide useful information to investors because they improve the comparability of the financial results between periods and provide for greater transparency to key measures used to evaluate the performance of the Company. Management uses EBITDA and Adjusted EBITDA for evaluating the Company’s performance against competitors and as a primary measure for employees’ incentive programs. Reconciliations of Net Income to EBITDA, EBITDA to Adjusted EBITDA, Net Income to Adjusted Net Income, and Diluted EPS to Adjusted Diluted EPS are included in the financial schedules contained in this press release. However, these measures should not be construed as an alternative to any other measure of performance determined in accordance with GAAP.

Forward-Looking Statements

Statements in this news release that are not historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can often be identified by words such as “may,” “will,” “should,” “would,’ “expect,” “project,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “outlook,” or “continue,” the negative of these terms or other similar expressions. These statements reflect management’s current views and are subject to risks, uncertainties and assumptions, many of which are beyond the Company’s control that could cause actual results to differ materially from those expressed or implied in these statements. Factors that could cause actual results to differ materially include, but are not limited to: (1) industry conditions; (2) market and economic factors; (3) results of legal proceedings and compliance costs; (4) the ability to achieve and effectively manage growth; (5) the ability to pay the Company’s debt obligations; (6) the ability to carry out the Company’s strategic initiatives and manage associated costs; (7) managing labor relations and (8) realizing the synergies and benefits of strategic investments. Further information on these and other risks and uncertainties is provided under Part I, Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and elsewhere in reports that the Company files with the SEC. These filings can be found on KapStone’s Web site at http://www.kapstonepaper.com and the SEC’s Web site at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and the Company disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.

KapStone Paper and Packaging Corporation

Consolidated Statements of Income

(In thousands, except share and per share amounts)

(Preliminary and Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Net sales	$777,495	$764,238	$3,077,257	$2,789,345

Cost and expenses:
Cost of sales, excluding depreciation and amortization	563,953	560,743	2,214,872	1,982,686
Depreciation and amortization	46,685	47,562	182,213	162,179
Freight and distribution expenses	71,236	66,528	279,023	234,469
Selling, general and administrative expenses	51,720	60,592	224,127	210,844
Multiemployer pension plan withdrawal expense	6,376	—	6,376	—
Operating income	37,525	28,813	170,646	199,167

Foreign exchange loss	737	852	2,255	2,556
Equity method investments income	(548)	—	(548)	—
Loss on debt extinguishment	—	590	679	1,218
Interest expense, net	10,113	9,303	40,078	33,759
Income before provision for income taxes	27,223	18,068	128,182	161,634
Provision for income taxes	8,885	6,244	41,930	55,248
Net income	$18,338	$11,824	$86,252	$106,386

Net income per share:
Basic	$0.19	$0.12	$0.89	$1.11
Diluted	$0.19	$0.12	$0.88	$1.09

Weighted-average number of shares outstanding:
Basic	96,633,431	96,321,138	96,533,368	96,257,749
Diluted	98,257,232	97,663,564	97,777,066	97,635,539

Effective income tax rate	32.6%	34.6%	32.7%	34.2%

Supplemental Information

GAAP to Non-GAAP Reconciliations

($ in thousands, except share and per share amounts)

(unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Net Income (GAAP) to EBITDA (Non-GAAP) to Adjusted EBITDA (Non-GAAP):
Net income (GAAP)	$18,338	$11,824	$86,252	$106,386
Interest expense, net	10,113	9,303	40,078	33,759
Provision for income taxes	8,885	6,244	41,930	55,248
Depreciation and amortization	46,685	47,562	182,213	162,179
EBITDA (Non-GAAP)	$84,021	$74,933	$350,473	$357,572

Victory Packaging inventory step-up expense	—	—	—	5,800
Acquisition, casualty, impairment and other expenses	2,123	1,989	8,608	6,082
Change in fair value of contingent consideration liability	(2,979)	1,647	1,600	3,700
Severance expenses	533	102	7,560	5,076
Longview work stoppage	—	673	—	15,137
Loss on debt extinguishment	—	590	679	1,218
Multiemployer pension plan withdrawal expense	6,376	—	6,376	—
Stock-based compensation expense	1,750	1,713	8,938	9,835
Accumulated EBITDA adjustments	7,803	6,714	33,761	46,848
Adjusted EBITDA (Non-GAAP)	$91,824	$81,647	$384,234	$404,420

Net Income (GAAP) to Adjusted Net Income (Non-GAAP):
Net income (GAAP)	$18,338	$11,824	$86,252	$106,386
Accumulated EBITDA adjustments	7,803	6,714	33,761	46,848
Accumulated tax adjustments*	(2,926)	(2,323)	(12,660)	(15,806)
Adjusted Net Income (Non-GAAP)	$23,215	$16,215	$107,353	$137,424

Diluted EPS (GAAP) to Adjusted Diluted EPS (Non-GAAP):
Diluted earnings per share (GAAP)	$0.19	$0.12	$0.88	$1.09
Accumulated EBITDA adjustments	0.08	0.07	0.35	0.48
Accumulated tax adjustments	(0.03)	(0.02)	(0.13)	(0.16)
Adjusted Diluted EPS (Non-GAAP)	$0.24	$0.17	$1.10	$1.41

* Accumulated tax adjustments in 2016 reflect Accumulated EBITDA adjustments tax affected at 37.5 percent, the Company’s marginal income tax rate.

* Accumulated tax adjustments in 2015 reflect Accumulated EBITDA adjustments tax affected at 34.6 percent and 33.7 percent, respectively.

KapStone Paper and Packaging Corporation

Consolidated Balance Sheets

(In thousands)

	December 31,	December 31,
	2016	2015
	(Preliminary and Unaudited)
Assets
Current assets:
Cash and cash equivalents	$29,385	$6,821
Trade accounts receivable, net of allowances	392,962	363,869
Other receivables	13,562	18,732
Inventories	322,664	335,903
Prepaid expenses and other current assets	10,247	28,932
Total current assets	768,820	754,257

Plant, property and equipment, net	1,441,557	1,406,146
Other assets	25,468	12,532
Intangible assets, net	314,413	344,583
Goodwill	705,617	704,592
Total assets	$3,255,875	$3,222,110

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term borrowings	$—	$6,400
Dividend payable	10,052	9,862
Accounts payable	189,350	196,491
Accrued expenses	76,480	73,138
Accrued compensation costs	48,840	64,149
Accrued income taxes	15,971	15
Total current liabilities	340,693	350,055

Long-term debt, net of current portion	1,485,323	1,543,748
Pension and post-retirement benefits	34,207	40,510
Deferred income taxes	405,561	418,479
Other liabilities	85,761	24,038
Total other liabilities	2,010,852	2,026,775

Stockholders’ equity:
Common stock $0.0001 par value	10	10
Additional paid-in capital	275,970	266,220
Retained earnings	689,668	642,306
Accumulated other comprehensive loss	(61,318)	(63,256)
Total stockholders’ equity	904,330	845,280
Total liabilities and stockholders’ equity	$3,255,875	$3,222,110

KapStone Paper and Packaging Corporation

Consolidated Statement of Cash Flows

(In thousands)

(Preliminary and Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Operating activities:
Net income	$18,338	$11,824	$86,252	$106,386
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of plant and equipment	39,175	38,876	149,318	136,886
Amortization of intangible assets	7,510	8,686	32,895	25,293
Stock-based compensation expense	1,750	1,713	8,938	9,835
Pension and postretirement	(2,106)	(2,803)	(3,694)	(11,182)
Excess tax benefit from stock-based compensation	57	(131)	207	(1,649)
Amortization of debt issuance costs	1,179	1,182	4,804	5,546
Loss on disposal of fixed assets	443	946	3,599	951
Loss on debt extinguishment	—	590	679	1,218
Inventory step-up expense	—	—	—	5,800
Deferred income taxes	(14,660)	4,601	(14,440)	11,042
Change in fair value of contingent consideration liability	(2,979)	1,647	1,600	3,700
Equity method investments income	(548)	—	(548)	—
Multiemployer pension plan withdrawal expense	6,376	—	6,376	—
Changes in operating assets and liabilities	14,998	18,678	5,934	(31,369)
Net cash provided by operating activities	$69,533	$85,809	$281,920	$262,457

Investing activities:
Equity method investments	(57)	—	(11,807)	—
Purchase of intangible assets	(500)	—	(2,525)	—
Acquisitions, net of cash acquired	—	—	(15,438)	(617,046)
Capital expenditures	(27,619)	(31,861)	(126,865)	(126,756)
Proceeds from the sales of assets	—	—	4,881	—
Net cash used in investing activities	$(28,176)	$(31,861)	$(151,754)	$(743,802)

Financing activities:
Proceeds from revolving credit facility	97,800	$81,800	$451,000	$350,000
Repayments on revolving credit facility	(109,300)	(77,400)	(457,400)	(343,600)
Proceeds from receivables credit facility	6,445	21,740	43,001	134,701
Repayments on receivables credit facility	(6,675)	(17,639)	(39,342)	(36,088)
Proceeds from long-term debt	—	—	—	519,763
Repayments on long-term debt	—	(51,750)	(64,687)	(116,438)
Payment of loan amendment costs and debt issuance fees	—	—	(2,250)	(10,790)
Proceeds from other current borrowings	—	—	—	6,615
Payment from other current borrowings	—	(2,214)	—	(6,615)
Cash dividends paid	(9,735)	(9,631)	(38,736)	(38,729)
Payment of withholding taxes on vested stock awards	31	(48)	(810)	(2,508)
Proceeds from exercises of stock options	70	118	858	896
Proceeds from issuance of shares to ESPP	—	(1)	971	843
Excess tax benefit from stock-based compensation	(57)	131	(207)	1,649
Net cash provided (used in) / provided by financing activities	$(21,421)	$(54,894)	$(107,602)	$459,699

Net increase in cash and cash equivalents	19,936	(946)	22,564	(21,646)
Cash and cash equivalents-beginning of period	9,449	7,767	6,821	28,467
Cash and cash equivalents-end of period	$29,385	$6,821	$29,385	$6,821

KapStone Paper and Packaging Corporation

Operating Segment Information

(In thousands)

(Preliminary and Unaudited)

	Net Sales			Segment Operating	Depreciation		Total Assets
Three Months Ended December 31, 2016	Trade	Inter- segment	Total	Income (Loss)	and Amortization	Capital Expenditures	at December 31, 2016
Paper and Packaging	$541,047	$16,422	$557,469	$36,103	$38,716	$24,502	$2,541,634
Distribution	236,448	—	236,448	7,349	5,869	415	658,208
Corporate	—	—	—	(5,927)	2,100	2,702	56,033
Intersegment eliminations	—	(16,422)	(16,422)	—	—	—	—
	$777,495	$—	$777,495	$37,525	$46,685	$27,619	$3,255,875

	Net Sales			Segment Operating	Depreciation		Total Assets
Three Months Ended December 31, 2015	Trade	Inter- segment	Total	Income (Loss)	and Amortization	Capital Expenditures	at December 31, 2015
Paper and Packaging	$522,815	$13,864	$536,679	$33,691	$40,640	$26,627	$2,489,683
Distribution	241,423	—	241,423	7,860	5,641	1,664	675,204
Corporate	—	—	—	(12,738)	1,281	3,570	57,223
Intersegment eliminations	—	(13,864)	(13,864)	—	—	—	—
	$764,238	$—	$764,238	$28,813	$47,562	$31,861	$3,222,110

	Net Sales			Segment Operating	Depreciation	Capital
Year Ended December 31, 2016	Trade	Inter- segment	Total	Income (Loss)	and Amortization	Expenditures
Paper and Packaging	$2,127,220	$72,089	$2,199,309	$181,157	$151,506	$116,022
Distribution	950,037	—	950,037	29,296	23,027	4,349
Corporate	—	—	—	(39,807)	7,680	6,494
Intersegment eliminations	—	(72,089)	(72,089)	—	—	—
	$3,077,257	$—	$3,077,257	$170,646	$182,213	$126,865

	Net Sales			Segment Operating	Depreciation
Year Ended December 31, 2015	Trade	Inter- segment	Total	Income (Loss)	and Amortization	Capital Expenditures
Paper and Packaging	$2,206,396	$22,280	$2,228,676	$224,012	$145,363	$108,599
Distribution (a)	582,949	—	582,949	20,719	13,108	3,190
Corporate	—	—	—	(45,564)	3,708	14,967
Intersegment eliminations	—	(22,280)	(22,280)	—	—	—
	$2,789,345	$—	$2,789,345	$199,167	$162,179	$126,756

(a) Reflects results of Victory Packaging which KapStone acquired on June 1, 2015

KapStone Paper and Packaging Corporation

Operating Segment EBITDA and Adjusted EBITDA

(In thousands)

(Preliminary and Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
Paper and Packaging	2016	2015	2016	2015
Segment operating income	$36,103	$33,691	$181,157	$224,012
Equity method investments income	548	—	548	—
Foreign exchange loss	(479)	(466)	(461)	(1,168)
Depreciation and amortization	38,716	40,640	151,506	145,363
EBITDA	74,888	73,865	332,750	368,207
Victory Packaging inventory step-up expense	—	—	—	—
Acquisition, casualty, impairment and other expenses	(550)	423	2,979	1,450
Longview work stoppage	—	673	—	15,137
Multiemployer pension plan withdrawal expense	6,376	—	6,376	—
Severance expenses	(448)	37	5,550	4,908
Adjusted EBITDA	$80,266	$74,998	$347,655	$389,702
Adjusted EBITDA margin	14.8%	14.3%	16.3%	17.7%

	Quarter Ended December 31,		Year Ended December 31,
Distribution	2016	2015	2016	2015
Segment operating income	$7,349	$7,860	$29,296	$20,719
Foreign exchange loss	(258)	(386)	(1,794)	(1,388)
Depreciation and amortization	5,869	5,641	23,027	13,108
EBITDA	12,960	13,115	50,529	32,439
Victory Packaging inventory step-up expense	—	—	—	5,800
Acquisition, casualty, impairment and other expenses	2,126	620	3,780	620
Severance expenses	981	65	1,614	168
Adjusted EBITDA	$16,067	$13,800	$55,923	$39,027
Adjusted EBITDA margin	6.8%	5.7%	5.9%	6.7%

	Quarter Ended December 31,		Year Ended December 31,
Corporate	2016	2015	2016	2015
Segment operating (loss)	$(5,927)	$(12,738)	$(39,807)	$(45,564)
Loss on debt extinguishment	—	(590)	(679)	(1,218)
Depreciation and amortization	2,100	1,281	7,680	3,708
EBITDA	(3,827)	(12,047)	(32,806)	(43,074)
Victory Packaging inventory step-up expense	—	—	—	—
Acquisition, casualty, impairment and other expenses	547	946	1,849	4,012
Change in fair value of contingent consideration liability	(2,979)	1,647	1,600	3,700
Severance expenses	—	—	396	—
Stock-based compensation	1,750	1,713	8,938	9,835
Loss on debt extinguishment	—	590	679	1,218
Adjusted EBITDA	$(4,509)	$(7,151)	$(19,344)	$(24,309)

	Quarter Ended December 31,		Year Ended December 31,
Consolidated	2016	2015	2016	2015
Operating income	$37,525	$28,813	$170,646	$199,167
Loss on debt extinguishment	—	(590)	(679)	(1,218)
Foreign exchange loss	(737)	(852)	(2,255)	(2,556)
Equity method investments income	548	—	548	—
Depreciation and amortization	46,685	47,562	182,213	162,179
EBITDA	84,021	74,933	350,473	357,572
Victory Packaging inventory step-up expense	—	—	—	5,800
Acquisition, casualty, impairment and other expenses	2,123	1,989	8,608	6,082
Longview work stoppage	—	673	—	15,137
Severance expenses	533	102	7,560	5,076
Change in fair value of contingent consideration liability	(2,979)	1,647	1,600	3,700
Stock-based compensation	1,750	1,713	8,938	9,835
Multiemployer pension plan withdrawal expense	6,376	—	6,376	—
Loss on debt extinguishment	—	590	679	1,218
Adjusted EBITDA	$91,824	$81,647	$384,234	$404,420